UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

UTEK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	814-00203	59-3603677
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 22, 2009, the Audit Committee of our Board of Directors, with the concurrence of our executive officers, concluded that we will need to restate our previously issued financial statements for fiscal year 2008, and the interim periods contained therein, and that such financial statements should no longer be relied upon. In addition, our prior earnings and press releases and similar communications should no longer be relied upon to the extent they relate to these financial statements. Accordingly, we will restate the financial statements for fiscal year 2008 included in our annual report on Form 10-K for the fiscal year ended December 31, 2008, and the financial statements for the 2008 interim periods included in our Form 10-Qs for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, to make the accounting adjustment described in more detail below.

Specifically, we determined that pursuant to Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies,” we should have accrued and reported as a liability in our 2008 financial statements a payment obligation which arose in connection with our entry into an employment agreement on March 1, 2008 with our then chief executive officer, Clifford M. Gross, Ph.D. Pursuant to the terms of the employment agreement, Dr. Gross was entitled to receive a payment, at the end of the term of the agreement or if Dr. Gross is terminated for any reason, equal to the number of years Dr. Gross had worked for us times $100,000 per year, “grossed-up” to cover any tax liability. At the time of our entry into the employment agreement, Dr. Gross had been employed by us for 10.5 years. Given that the payment obligation was certain to be paid at some point in the future (i.e., when the employment agreement was not renewed at some future date) and the amount of the payment obligation was determinable at the time of entry into the employment agreement, we should have accrued and reported such payment obligation as a liability in our financial statements for the quarter ended March 31, 2008 as well as in our subsequent interim and annual financial statements for 2008.

As previously disclosed in our Form 10-K for the year ended December 31, 2008, Dr. Gross retired from his position as our chief executive officer on March 1, 2009, following the conclusion of the term of the employment agreement, including a subsequent extension to the term thereof. Moreover, as disclosed in a Form 8-K filed with the SEC on April 13, 2009, we entered into a separation agreement with Dr. Gross that modified the payment terms, but not the monetary obligation amount that Dr. Gross was entitled to receive pursuant to the employment agreement.

The Audit Committee of our Board of Directors and our executive officers have discussed the matters disclosed in this Item 4.02 Form 8-K with Pender Newkirk & Company, LLP, our independent registered public accounting firm.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEK CORPORATION

Date: April 27, 2009	By:	/s/ Carole R. Wright
	Name:	Carole R. Wright
	Title:	Chief Financial Officer